PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated August 4, 2025)	Registration No. 333-288863

2,230,000 Units

Each Unit Consisting of One Share of Common Stock,

One Series A Right, and One Series B Right;

up to 2,230,000 Shares of Common Stock

and up to 4,460,000 Shares of Common Stock Issuable Upon Exercise of

the Series A Rights and Series B Rights;

up to a Total of 6,690,000 Shares of Common

Stock in the Aggregate

We are offering 2,230,000 Units at an offering price of $4.055 per Unit directly to five institutional investors pursuant to this prospectus supplement and the accompany prospectus and the securities purchase agreement dated January 26, 2026 between the Company and such institutional investors (the “Securities Purchase Agreement”).

Each Unit consists of one share of common stock, par value $0.001 per share (“Common Stock”), one Series A right to purchase one share of Common Stock (“Series A Right”), and one Series B right to purchase one share of Common Stock (“Series B Right” and, together with the Series A Right, collectively the “Series Rights”). The Common Stock, Series A Right and Series B Right (collectively referred together with the Common Stock issuable upon exercise of the Series Rights, as the “Securities”) comprising the Units will separate upon the closing of this offering and will be issued separately but may only be purchased as a Unit. The Units will not be issued or traded as a separate security. The Series Rights are exercisable commencing on their date of issuance until their respective expiration dates and the exercise price of the Series Rights shall be equal to (i) in the case of the Series A Rights, $5.00 per share; and (ii) in the case of the Series B Rights, $6.00 per share. However, the issuance of the Common Stock underlying the Series Rights will only occur upon each respective Series Rights’ expiration date. The Series Rights will be transferable from the date of issuance through their respective expiration dates. VStock Transfer, LLC will serve as the subscription agent (the “Subscription Agent”) for the Series Rights.

Prior to the date of this prospectus supplement, we were subject to General Instruction I.B.6 of Form S-3 as a result of our public float being less than $75.0 million, which limited the maximum amount of Common Stock we could sell. On September 22, 2025, our public float increased above $75.0 million and, as a result, we are not subject to the limitations contained in General Instruction I.B.6 of Form S-3 as of the date of this prospectus supplement.

Our Common Stock and public warrants are listed on The Nasdaq Capital Market under the symbol “AMPG” and “AMPGW” respectively. On January 26, 2026, the last reported sale price of our Common Stock was $3.61 per share and our public warrant was $0.14. We intend to apply for listing of the Series Rights on The Nasdaq Capital Market, however there no assurance as to when and if the Series Rights will be listed.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider before deciding to purchase the Units, the respective Series Rights and the Common Stock underlying the Units and the Series Rights.

We have engaged Moody Capital Solutions, Inc. (“Moody Capital” or “placement agent”) to act as our exclusive placement agent in connection with this offering to use their reasonable best efforts to place the Units offered by this Prospectus Supplement. We do not need to receive any minimum amount of proceeds in order to close on the offering. We have agreed to pay Moody Capital the fees set forth in the table below:

	Per Unit	Total
Unit Offering Price	$4.055	$9,042,650
Placement Agent Fees(1)	$0.243	$542,559
Proceeds to us, before expenses	$3.812	$8,500,091

(1) We have agreed to pay the placement agent a placement agent cash fee equal to 6.0% of the gross proceeds this offering, which includes proceeds from the sale of the Units and exercise of the Series Rights offered hereby. We have agreed to reimburse the placement agent for certain offering-related expenses up to an aggregate of $15,000. See “Plan of Distribution.”

Delivery of the Units is expected to be made on or about January 27, 2026, subject to satisfaction of customary closing conditions. We have not arranged to place the funds from the investors in an escrow, trust or similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Placement Agent

The date of this prospectus supplement is January 26, 2026.

TABLE OF CONTENTS

Prospectus Supplement

BASE Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-288863) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 4, 2025.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Moody Capital have authorized anyone to provide you with any different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Units, Common Stock and Series Rights to which it relates (collectively, the “Securities”), nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “AmpliTech,” the “Company,” “we,” “us,” “our” or similar references to refer to AmpliTech Group, Inc. together with any subsidiaries.

S-1

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 (File No. 333-288863) with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and exhibits to the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at www.amplitechgroup.com. Information contained on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our web site to be part of this prospectus supplement or the accompanying prospectus. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the securities offered are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus supplement by reference.

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025, for the quarterly period ended June 30, 2025 filed with the SEC on August 14, 2025, and for the quarterly period ended September 30, 2025 filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2025, March 24, 2025, March 31, 2025, April 30, 2025; July 22, 2025, October 30, 2025; November 12, 2025, December 11, 2025; and December 15, 2025;

●	our definitive proxy statement on Schedule 14A, filed with the SEC on October 15, 2025, and supplemented on November 3, 2025; and

●	our Form 8-A12B, filed with the SEC on February 16, 2021; and

●	the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on March 31, 2025).

All reports and other documents that we subsequently file with the SEC (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Securities pursuant to this prospectus supplement and (2) the date we stop offering our Securities pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus supplement) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

Attn: Secretary

S-2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus supplement, including the documents incorporated by reference herein, and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus supplement and accompanying prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement or amendments. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement, except as required by law.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” beginning on page S-9 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

AmpliTech Group Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center (“AGMDC”) and AmpliTech Group True G Speed Services (“AGTGSS”).

AmpliTech, Inc. designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

On December 15, 2021, we acquired substantially all of the assets of Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquartered in San Jose, CA.

In 2021, the Company opened AGMDC, a monolithic microwave integrated circuits (“MMIC”) chip design center, in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

In August 2022, we formed our AGTGSS division to enable “true G speeds” to the industry. AGTGSS’ main function will be to plan and configure 5G radio systems and make them O-RAN compliant. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, Titan Crest, LLC, a Delaware limited liability company (“Titan”), and its affiliate, to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products).

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

S-4

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products, cryogenic amplifiers and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Our Corporate History and Structure

AmpliTech Group Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s common stock to the shareholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling shareholders owned 60,000 shares of the outstanding 893,750 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation, a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

On February 17, 2021, AmpliTech Group Inc.’s common stock and warrants commenced trading on NASDAQ under the symbols “AMPG” and “AMPGW,” respectively. A reverse split of the outstanding common stock at a 1-for-20 ratio became effective February 17, 2021, as of 12:01 a.m., Eastern Time. All share amounts have been retroactively re-stated to reflect the reverse split.

On November 19, 2021, AmpliTech Group, Inc. entered into an Asset Purchase Agreement with SSM, pursuant to which AmpliTech would acquire substantially all of the assets of SSM. SSM, located in Silicon Valley (San Jose, CA), was a global authorized distributor of IC packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements. The acquisition was completed on December 15, 2021.

In 2021, the Company opened a MMIC chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to a wider base of customers requiring high technology in smaller packages.

In August 2022, our AGTGSS division was founded to serve and provide complete system integration and ORAN compliant O-RU’s (Radio Units) for telcos, enabling the industry to access ‘True 5G Speeds’. AGTGSS provides Managed Services, Cyber Security, Cloud Services, Data Sciences and Telco Cloud Services. AGTGSS will also be providing full installation of Private 5G Networks (P5G) which includes the deployment of AmpliTech Group developed radio units. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

S-5

On March 26, 2025, we entered into an asset purchase agreement, as amended by that certain amendment dated April 15, 2025, with Titan, and its affiliate (as amended, the “Titan APA”) to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products). The aggregate purchase price for the assets is $8,000,000, which consists of $4,000,000 in cash and $4,000,000 in restricted shares of Common Stock of which the first $3,500,000 in cash was paid and $1,500,000 in restricted Common Stock was issued on April 24, 2025. The remaining $500,000 in cash to be paid and $2,500,000 in shares of restricted Common Stock will be issued to Titan upon the transfer of the 5G ORAN radio products’ technology and intellectual property rights by Titan to the Company. The second milestone is expected to be achieved towards the second quarter of 2026. As a result of the First Milestone payment of $5,210,367 and the contingent liability of $3,000,000, an intangible asset of $8,210,367 was recorded.

On July 26, 2024, the Company’s AGTGSS division entered into a licensing product agreement, which was amended as of September 12, 2025. Under the terms of the agreement, the licensor agreed to an exclusive United States distribution and global licensing rights for certain 5G telecom equipment for 24 months for the purpose of marketing, selling, renting, deployment and maintenance of the licensed products with the Company. For services, the Company will pay the Licensor certain software IP license fees and product certification support in the amount of $1,790,000. As of September 30, 2025, the $1,790,000 payment was recorded as follows: $1,250,000 was allocated towards the licensing agreement of which $540,000 was paid in 2025, $432,000 for lab equipment and $108,000 in certification fees, which was recorded in research in development on the income statement.

In September 2025, additional IP assets of $2,200,000 were acquired to support 5G development and strengthen our technology portfolio. This acquisition was financed through a cash payment of $700,000, with the remaining balance recorded in accounts payable at September 30, 2025.

Recent Developments

Amendment to Amended and Restated 2020 Equity Incentive Plan

On October 1, 2025, the Company’s Board unanimously approved, an Amendment to the Amended and Restated 2020 Equity Incentive Plan (“Amended and Restated Plan”) to increase the number of shares subject to the Amended and Restated Plan by an additional 2,800,000. On December 10, 2025 at the 2025 Annual Meeting of Stockholders, such Amendment was approved by the stockholders. As of January 26, 2026, the total number of awards subject to the Amended and Restated Plan and available for issuance is 3,482,517 shares of Common Stock.

Rights Offering

In October 2025, the Company commenced a rights offering (the “Rights Offering”) pursuant to which it distributed in the form of a dividend, at no charge, transferable unit subscription rights (the “Unit Subscription Rights”) entitling holders of Company’s Common Stock, and certain eligible warrantholders (pursuant to contractual rights) as of the record date of 5:00 p.m., Eastern time, on November 10, 2025, to purchase units (“Units”) at a subscription price of $4.00 per Unit (“Unit Subscription Price”). Each Unit consisted of one share of Common Stock, one Series A right to purchase one share of Common Stock (“Subscribed Series A Right”), and one Series B right to purchase one share of Common Stock (“Subscribed Series B Right” and, together with the Subscribed Series A Right, collectively the “Subscribed Series Rights” and together with the Unit Subscription Rights, collectively, the “Subscribed Rights”).

The Subscribed Series Rights were issued upon the closing of Unit Subscription Rights following the expiration of the Unit Subscription Rights. The Subscribed Series Rights were exercisable commencing on their date of issuance and will continue to be exercisable until their respective expiration dates. However, the issuance of the Common Stock underlying the Series Rights will only occur upon each respective Series Rights’ expiration date. The exercise price of the Subscribed Series Rights is equal to (i) in the case of the Subscribed Series A Rights, $5.00 per share until they expire on July 18, 2026; and (ii) in the case of the Subscribed Series B Rights, $6.00 per share until it expires on November 20, 2026.

In connection with the Rights Offering, the Company entered into a dealer-manager agreement dated October 30, 2025 with Moody Capital (the “Dealer Manager Agreement”). Pursuant to the Dealer Manager Agreement, the Company agreed to pay Moody Capital a cash fee equal to 7.0% of the proceeds of the Rights Offering from the exercise of the Unit Subscription Rights and the Subscribed Series Rights; provided however, if the aggregate subscription proceeds equal more than $10 million but less than $20 million, the Company agreed to pay Moody Capital a cash fee equal to 6.0%; provided further, if the aggregate subscription proceeds equal less than $10 million, the Company agreed to pay Moody Capital a cash fee equal to 5.0%. The Company also paid Moody Capital an out-of-pocket accountable expense allowance of $35,000.

In connection with the Rights Offering, the Company entered into a Subscription Agent and Rights Agent Agreement, dated October 30, 2025, with VStock Transfer, LLC (“Subscription Agent”) to provide subscription agent services for the Unit Subscription Rights and Subscribed Series Rights with respect to the Rights Offering.

S-6

On January 14, 2026, the Company closed on the Unit Subscription Rights (the “Closing”), which expired on January 9, 2026. The Company received approximately $9,072,816 from the exercise of the Unit Subscription Rights, which consisted of 1,247,086 basic subscriptions and 1,021,118 over-subscriptions, for an aggregate of 2,268,204 Units. Each Unit consisted of one share of Common Stock, one Series A Right to purchase one share of Common Stock and one Series B Right to purchase one share of Common Stock. As a result of the Closing, the Company issued 2,268,204 shares of Common Stock, 2,268,204 Subscribed Series A Rights, and 2,268,204 Subscribed Series B Rights. The Series Rights offered in this offering are substantially the same rights and entitlements as the Subscribed Series A Rights and Subscribed Series B Rights issued in connection with the Rights Offering, which rights are set forth in the Series A Right Certificate and Series B Right Certificate filed as Exhibits 4.2 and 4.3, respectively, to Current Report on Form 8-K filed with the SEC on October 30, 2025.The net proceeds from the Closing was approximately $8,107,145 after deducting fees and expenses of Moody Capital, as placement agent, and our other estimated offering expenses.

Management Updates

On December 12, 2025, pursuant to the director agreement entered into with each of our independent directors in January 2025, our Board granted 15,000 shares of our Common Stock to each of our following independent directors as compensation for their services for 2025: Mr. Andrew Lee, Mr. Daniel Mazziota and Mr. Shailesh “Sonny” Modi (the “Independent Directors”).

On January 20, 2026, the Company entered into a form of director agreement (the “Director Agreement”) with each of the Independent Directors. The Director Agreement provides for a one (1) year term unless terminated earlier upon certain events set forth in the Director Agreement, which includes among other things, resignation or removal. In addition, the Director Agreement also provides, among other things, reimbursement of expenses for attending meetings, indemnification and annual compensation of 15,000 Restricted Stock Units pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended for services. In addition, on January 20, 2026, pursuant to recommendation of the Compensation Committee, the Board of Directors approved annual compensation for the following officers of the Company, effective as of October 1, 2025: $600,000 per year for Fawad Maqbool, President and CEO/CTO, and $350,000 per year for Louisa Sanfratello, CFO and Jorge Flores, COO.

Corporate Information

Our executive offices are located at 155 Plant Avenue, Hauppauge, NY 11788, and our telephone number is (631) 521-7831. Our website address is http://www.amplitechgroup.com. We have included our website address as an inactive textual reference only. We are not including the information contained at http://www.www.amplitechgroup.com., or at any other website address, as part of, or incorporating it by reference into, this prospectus or any accompanying prospectus supplement or related free writing prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250 million measured on the last business day of our most recent second fiscal quarter or our annual revenue is less than $100 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700 million measured on the last business day of our most recent second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

S-7

THE OFFERING

Units offered by us	2,230,000 Units. Each Unit consists of one share of common stock, par value $0.001 per share (“Common Stock”), one Series A right to purchase one share of Common Stock (“Series A Right”), and one Series B right to purchase one share of Common Stock (“Series B Right” and, together with the Series A Right, collectively the “Series Rights”). Shares of our Common Stock and the Series Rights may only be purchased as a Unit but will be issued separately at closing. Units will not be issued as a separate security.

Offering price per Unit	$4.055 per Unit

Terms of Series Rights

Series A Right is exercisable commencing on the date of issuance for one share of Common Stock, at an exercise price that is equal to $5.00 and expires on July 18, 2026. Series B Right is exercisable commencing on the date of issuance for one share of Common Stock, at an exercise price that is equal to $6.00, and expiring on November 20, 2026. The issuance of the Common Stock underlying the Series Rights will only occur upon each respective Series Rights’ expiration date

Exercise of Series Rights is irrevocable and may not be cancelled or modified even if you later learn information that you consider to be unfavorable to the exercise of your Series Rights, and we will not accept any alternative, conditional or contingent directions. A separate closing for each Series Rights will occur subsequent to the expiration date of each Series Rights. See “Description of securities we are offering” on page S-12 of this prospectus supplement.

Common Stock outstanding immediately before offering	22,951,299 shares of Common Stock(1))

Common stock outstanding immediately after offering	25,181,299 shares of Common Stock(1)

Use of Proceeds	We currently intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Series Rights to scale domestic manufacturing and operations; advance R&D and product commercialization; deepen vertical integration and supply-chain resilience; engage in strategic partnerships; and support corporate growth initiatives; and for working capital and general corporate purposes. See ‘‘Use of Proceeds’’ on page S-12 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully when making an investment decision.

Exchange Listing	Our Common Stock is traded on Nasdaq Capital Market under the symbol “AMPG.” Our public warrants are traded on Nasdaq Capital Market under the symbol “AMPGW.” We intend to list the Series Rights on Nasdaq Capital Market but there is no assurance that the Series Rights will be approved for listing.

Transfer Agent and Subscription Agent	The transfer agent and registrar for our Common Stock, and subscription agent for the Series Rights is VStock Transfer LLC.

(1)	The number of shares of Common Stock that will be outstanding after this offering as shown above is based on 22,951,299 shares of Common Stock outstanding as of January 23, 2026 and assumes the sale of all the Units offered pursuant to this prospectus supplement, and excludes the following:

●	1,254,000 shares of Common Stock issuable upon exercise of stock options granted under the Amended and Restated 2020 Equity Plan (“Equity Plan”), which are outstanding as of January 23, 2026 and subject to vesting and of which have a weighted-average exercise price of $2.29;
●	3,482,517 shares of Common Stock reserved for future issuance under the Equity Plan as of January 23, 2026;
●	3,296,942 shares of Common Stock issuable upon the exercise of the warrants outstanding as of January 23, 2026, at a weighted average exercise price of $7.83 per share;
●	2,268,204 shares of Common Stock issuable upon exercise of Subscribed Series A Rights, at an exercise price of $5.00;
●	2,268,204 shares of Common Stock issuable upon exercise of Subscribed Series B Rights, at an exercise price of $6.00; and
●	up to 4,460,000 shares of Common Stock issuable upon exercise of the Series Rights offered in this offering.

 Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options, warrants, Subscribed Series Rights, or Series Rights offered in this offering as described above.

S-8

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, the information and documents incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

RISKS RELATED TO THE OFFERING

This offering may cause the price of Common Stock to decline, and the price may not recover for a substantial period of time, or at all.

The Unit Price in this offering, together with the number of shares of Common Stock we propose to issue and ultimately will issue in the offering (including the number of additional shares of Common Stock we propose to issue and ultimately will issue upon exercise of the Series Rights), may result in an immediate decrease in the market value of our Common Stock. We cannot predict the effect, if any, that the availability of shares for future sale will have on the market price of Common Stock from time to time. General market price declines or market volatility in the future as a result of the offering could adversely affect the price of our Common Stock, causing the price of our Common Stock to fluctuate significantly and making it difficult for you to resell your shares of Common Stock when you want or at a price you find attractive. If the market price of Common Stock falls, you may have irrevocably committed to buy shares of Common Stock in this offering at an effective price per share greater than the prevailing market price. Further, if a substantial number of our outstanding warrants, options or Subscribed Series Rights or Series Rights are exercised and the exercising rights holders choose to sell some or all of the shares purchased either directly or upon the exercise of their securities, the resulting sales could depress the market price of Common Stock. We cannot assure you that the market price of Common Stock will not decline prior to the expiration dates of the Series Rights or that, after you exercise your irrevocable Series Rights or after shares of Common Stock are issued, you will be able to sell shares of Common Stock purchased in the offering at a price greater than or equal to the effective price paid in the offering. The purchase price of the Units and exercise prices of the Series Rights may not be indicative of the fair value of Common Stock. The market price of our Common Stock could decline during or after this offering, and you may not be able to sell shares of Common Stock purchased in the offering, including shares of Common Stock issuable upon the exercise of the Series Rights, at a price equal to or greater than the effective price paid in the offering, or at all.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price of $4.055 per share of Common Stock if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $2.703 per share with respect to the pro form as adjusted net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

We may have material developments during the exercise period. In considering whether to exercise your Series Rights, you should consider that all exercises of Series Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.

The Series A Rights and Series B Rights may be exercised commencing on their respective date of issuance and continuing until their expiration dates, respectively, July 18, 2026 and November 20, 2026. The closing for the Series A Rights and the Series B Rights will occur promptly after the applicable expiration dates. We may have material developments during the exercise period. Because all exercises of Series Rights are irrevocable, you should therefore consider carefully the timing of your exercise of the Rights.

S-9

The Purchase Price and Exercise Prices determined for this offering may not be indicative of the fair value of Common Stock.

The purchase price of the Units and exercise prices of the Series Rights were set by our Board, and you should not consider the purchase price of the Units and exercise prices of the Series Rights as an indication of the fair value of our Common Stock. The purchase price of the Units and the exercise prices of the Series Rights do not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, earnings/losses, financial condition or any other established criteria for fair value. The market price of our Common Stock could decline during or after this offering, and you may not be able to sell shares of Common Stock purchased in the offering, including shares of Common Stock issuable upon the exercise of the Series Rights, at a price equal to or greater than the effective price paid in the offering, or at all.

There is no public market for the Series Rights comprising the Units.

Although we intend to list the Series Rights on The Nasdaq Capital Market, there is no guarantee that they will be listed. In addition, there is no public trading market for the Series Rights, and we do not expect a market to develop. Without an active market, we cannot assure you that you will be able to sell or otherwise transfer the Series Rights as the liquidity of the Series Rights will be limited and you may not realize any value from the Series Rights by attempting to sell or otherwise transfer them for consideration.

Holders of the Series Rights issued in this offering will have no rights as holders of Common Stock until they exercise their Series Rights and acquire the Common Stock.

Until holders of the Series Rights issued in this offering acquire the shares of Common Stock upon exercise of such Series Rights, they will have no rights with respect to the shares of Common Stock issuable upon the exercise of such Series Rights. Upon exercise of the Series Rights and acquisition of the Common Stock, the holders thereof will be entitled to exercise the rights of the holders of our Common Stock only as to matters for which the record date occurs after the exercise date of the Series Rights.

The market price of Common Stock may never exceed the exercise price of the Series Rights.

The Series Rights will be exercisable commencing on their date of issuance and expire on their respective expiration date. The exercise of the Series Rights is irrevocable and the closing for the Series Rights will occur after the expiration date of the respective Series Rights. The market price of Common Stock may never exceed the exercise price of the Series Rights prior to their date of expiration. Any Series Rights not exercised by their date of expiration will expire without residual value to holders.

During the period immediately following the expiration dates for the Series Rights, you may not be able to resell any shares of Common Stock that you purchase in the offering or upon exercise of your Series Rights.

If you exercise your Series Rights, you may not be able to resell shares of Common Stock issued to you upon the exercise of your Series Rights, until you (or your broker or other nominee) have received a book-entry representing the underlying shares. Although we will endeavor to issue the book entries promptly, there may be some delay between the applicable expiration date of the Series Rights and the time that we issue the book-entry statements.

In addition, to the extent you are an affiliate, as defined in Rule 144 under the Securities Act, the resale of shares of Common Stock by you will be subject to certain restrictions, including volume limitations, under Rule 144.

S-10

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that neither improves our operating results nor increases the value of your investment.

We currently anticipate that the net proceeds from the offering will be used primarily for scaling domestic manufacturing and operations; advancing R&D and product commercialization; deepening vertical integration and supply-chain resilience; engaging in strategic partnerships; supporting corporate growth initiatives, and working capital and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and use of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-12 for further information.

Moody Capital, as placement agent, is not acting as an underwriter.

Moody Capital will act as placement agent for this offering and, in that capacity, will provide marketing assistance in connection with this offering. Moody Capital is not underwriting this offering. Moody Capital is not making any recommendation with respect to such Units (including with respect to the exercise or expiration of such Series Rights), shares of Common Stock or Series Rights. Moody Capital will not be subject to any liability in rendering services except for an act involving bad faith, willful misconduct or gross negligence.

Because you may not revoke or change your exercise of the Series Rights, you could be committed to buying shares above the prevailing market price at the time this offering is completed.

Once you exercise your Series Rights, you may not revoke or change the exercise. The market price of our Common Stock may decline before the expiration date and closing of each Series Rights Offering. Each of the closings for the Series Rights will occur after the applicable expiration date. If you exercise your Series Rights, and, afterwards, the market price of our Common Stock decreases below the applicable exercise price for the Series Right, you will have committed to buying shares of our Common Stock at a price above the prevailing market price and could have an immediate unrealized loss.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “AMPG.” The closing price of the Common Stock on January 26, 2026 was $3.61 per share. There can be no assurances that the market price of our Common Stock will equal or exceed the exercise price for the Series Rights at the time of exercise or at the expiration of this offering.

Because the Series Rights are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any then-unexercised Series Rights are executory contracts subject to rejection by us with the approval of a bankruptcy court. As a result, even if we have sufficient funds, holders may not be entitled to receive any consideration for their Series Rights or may receive an amount less than they would be entitled to if they had exercised their Series Rights prior to the commencement of any such bankruptcy or reorganization proceeding.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per Unit and the exercise prices of the Series Rights in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants, Subscribed Series Rights or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of the Units and the Series Rights in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.

We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.

S-11

USE OF PROCEEDS

Assuming the sale of all the Units and no exercise of Series A Rights and Series B Rights, we estimate our net proceeds from the offering will total approximately $8,359,363, after deducting fees and expenses of Moody Capital of $542,559, as placement agent, and our other estimated offering expenses of approximately $140,728 excluding placement agent fees, in connection with this offering.

We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Series Rights to scale domestic manufacturing and operations; advance R&D and product commercialization; deepen vertical integration and supply-chain resilience; engage in strategic partnerships; and support corporate growth initiatives; and for working capital and general corporate purposes. At this time, management has not determined the specific allocation of use of proceeds which allocations will depend on many factors including the amount raised from this offering.

We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Before deciding whether to purchase the Units and exercise the Series Rights, you should carefully read this prospectus supplement and accompanying prospectus, including the information set forth under the heading “Risk Factors” and the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Units

We are offering 2,230,000 Units at $4.055 per Unit. Each Unit consists of:

●	one share of Common Stock;

●	one Series A Right, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is equal to $5.00 and expiring on July 18, 2026; and

●	one Series B Right, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is equal to $6.00, and expiring on November 20, 2026.

Shares of our Common Stock and the Series Rights may only be purchased as a Unit but will be issued separately at closing. Units will not be issued as a separate security. There is no minimum number of Units that must be purchased in order to close.

S-12

Common Stock

We are offering up to an aggregate of 6,690,000 shares of our Common Stock in this offering pursuant to this prospectus supplement and the accompanying prospectus, which includes 2,230,000 shares of Common Stock issuable in connection with the purchase of the Units, 2,230,000 shares of Common Stock issuable upon exercise of Series A Rights, and 2,230,000 issuable upon exercise of Series B Rights. Shares of Common Stock included in Units will be separately transferable following their issuance. As of January 23, 2026, there were 22,951,299 shares of Common Stock issued and outstanding, held by approximately 46 stockholders of record. Not reflected in the number of stockholders of record are persons who beneficially own shares of Common Stock held in nominee or street name. See “Descriptions of Capital Stock” beginning on page 7 in the accompanying prospectus for more information regarding our shares of Common Stock.

Series Rights

The following description summarizes certain terms of the Series Rights. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Series Rights, forms of which are filed as exhibits to the registration statement of which this prospectus constitutes a part. Prospective investors should carefully review the terms and provisions of the form of the Series Rights for a complete description of the terms and conditions of the Series Rights.

The Series Rights included in the Units will be evidenced by a certificate and will be separately transferable following their issuance. The Series Rights offered in this offering have substantially the same rights and entitlements as the Subscribed Series A Rights and Subscribed Series B Rights issued in connection with the Rights Offering, which rights are set forth in the Series A Right Certificate and Series B Right Certificate filed as Exhibits 4.2 and 4.3, respectively, to Current Report on Form 8-K filed with the SEC on October 30, 2025. We will provide copies of the form of this document to you upon request.

Subscription Agent and Escrow Agent

We have engaged VStock Transfer, LLC to serve as the Subscription Agent for the Series Rights. We have engaged Citizens Bank, N.A., a national banking association acting through its Institutional Services Group located at 1 Citizens Drive, Riverside, RI 02915 to serve as escrow agent (the “Escrow Agent”) to hold in escrow the funds we receive from holders for the exercise of the Series Rights until the applicable closing. If you hold your Series Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

Duration and Exercise Price

Each Series Right will be a right to purchase one share of Common Stock and will have an exercise price equal to (i) in the case of a Series A Right, $5.00; and (ii) in the case of a Series B Right, $6.00. The Series Rights will be issued at the closing of this offering. Series A Rights and Series B Rights may be exercised commencing on their date of issuance and continuing until their applicable expiration dates, respectively, July 18, 2026 for the Series A Rights, and November 20, 2026 for the Series B Rights. Each Series Right is subject to the terms of its respective Series Rights Certificate and may only be exercised in accordance with the terms thereof. Following the applicable expiration date of the Series Rights, there will be one closing for each of the Series Rights.

S-13

Irrevocable Exercise of Series Rights

The exercise of Series Rights is irrevocable and may not be cancelled or modified even if you later learn information that you consider to be unfavorable to the exercise of your Series Rights, and we will not accept any alternative, conditional or contingent directions. To exercise Series Rights, Holders should send to (a) the Escrow Agent payment of the exercise price for the Series Rights being exercised (e.g., $5.00 or $6.00 for each Series A Right, and Series B Right, respectively) which must be received by the Escrow Agent at or prior to 5:00 p.m., Eastern time, on the applicable expiration date unless the expiration date is extended by us; and (b) the Subscription Agent a properly completed and duly executed Series Rights certificate for the applicable Series Rights being exercised along with any required documents, which must be received by the Subscription Agent at the Subscription Agent’s offices set forth herein, at or prior to 5:00 p.m., Eastern time, on the applicable expiration date. A properly completed and duly executed Series Rights certificate for the Series Rights being exercised and full payment of the initial exercise price must be received by the Subscription Agent at or prior to 5:00 p.m., Eastern time, on the applicable expiration date unless the expiration date is extended by us. All payments by a registered holder must be in U.S. dollars by wire transfer to the account maintained by the Escrow Agent for purposes of accepting the exercise of the Series A Rights and Series B Rights in this offering, with reference to the registered holder’s name. All funds received by the Escrow Agent will be held in a segregated account maintained by the Escrow Agent on our behalf, pending the closing to occur promptly after the expiration date of each of the respective Series Rights.

Instruction for Delivery of Forms

Each Series Rights certificate and payments of the applicable exercise price (e.g., $5.00 or $6.00 for each Series A Right or Series B Right, respectively) must be delivered to the Subscription Agent by hand, or overnight courier or by mail to the below:

If delivering by hand: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598	If delivering by mail or overnight courier: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598

Subscription Agent can be reached by telephone at (212) 828-8436, or by email at action@vstocktransfer.com.

Instructions for Payment of Exercise Price for Series Rights

You must deliver your payment for your subscription to the Escrow Agent by wire pursuant to the instructions that will accompany the Series Rights certificates. Personal checks, cashier’s check or certified checks will not be accepted. Do not send your payment for exercise of Series Rights to the Subscription Agent or the Company. DO NOT SEND ANY DOCUMENTS RELATING TO THE SERIES RIGHTS TO THE COMPANY.

Issuance of Common Stock

The following deliveries and payments will be made and/or issued to the address shown on the face of your Series Rights certificate, unless you provide instructions to the contrary in your Series Rights certificate.

As soon as practicable following the expiration date of each of the Series Rights and the valid exercise of the Series Rights, we will issue to each holder exercising their Series Rights one share of Common Stock for each Series Right exercised in book-entry, or uncertificated form representing the shares of Common Stock purchased pursuant to the Series Rights. Shares of Common Stock issuable upon exercise of the Series Rights will be issued at each of the closing which will occur after the applicable expiration date.

Delivery of Series Rights through the Depository Trust Company

Banks, trust companies, securities dealers and brokers that hold the Series Rights as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise such beneficial owner’s Series Rights through DTC. Such nominee may exercise the Series Rights on behalf of the exercising beneficial owner through DTC: (1) providing a certification as to the aggregate number of Series Rights exercised by the beneficial owner on whose behalf such nominee is acting to the Subscription Agent, and (2) instructing DTC to charge the nominee’s applicable DTC account for the initial price for the new shares of Common Stock to facilitate the delivery of the full exercise payment to the Escrow Agent. DTC must receive the subscription instructions and payment for the Series Rights exercised no later than the applicable expiration date for each of the Series Rights exercised. In the event the transfer agent is not participating in DTC for the Series Rights, such nominee may exercise the Series Rights on behalf of the exercising beneficial owner pursuant to the instructions above, and including in such mailing a Series Right Certificate, registered in the Company’s share register in the name of the beneficial owner or its designee, for the number of shares of Common Stock to which the beneficial owner is entitled pursuant to such exercise.

S-14

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of the Series Rights, including time of receipt and eligibility to participate in the offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding.

Fractional Shares

No fractional Common Stock will be issued upon the exercise of the Series Rights. Rather, the number of shares of Common Stock to be issued will be rounded down to the nearest whole share.

Transferability

The Series Rights will be transferable until they have expired.

Trading Market

There is no trading market available for the Series Rights on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. Although we intend to apply for listing of the Series Rights on The Nasdaq Capital Market there is no guarantee that they will be listed. Without a trading market, the liquidity of the Series Rights will be extremely limited. The Common Stock issuable upon exercise of the Series Rights will be listed on The Nasdaq Capital Market. The Series Rights will not be listed on any securities exchange or trading market.

Rights as a Stockholder

Except as otherwise provided in the Series Rights or by virtue of such holder’s ownership of Common Stock, the holders of the Series Rights do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Series Rights and are issued the Common Stock.

Agent

The Subscription Agent for the Series Rights will be VStock Transfer, LLC.

Tax Considerations

For a discussion of certain U.S. federal income tax considerations relating to the Series Rights, see “Material U.S. Federal Income Tax Considerations.”

S-15

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis, as derived from our unaudited condensed consolidated financial statements as of September 30, 2025, which are incorporated by reference into this prospectus supplement; and

●	on a pro forma basis giving effect to issuance of (i) exercise of 11,500 stock options at various exercise prices ranging from $1.92 to $1.96 per share, resulting in total proceeds of $22,120 (ii) 45,000 shares of Common Stock issued to independent directors as compensation for services valued at $3.08 per share; and (iii) in connection with the Rights Offering 2,268,204 Units at $4.00 per Unit for estimated net proceeds of $8,107,145, which resulted in the issuance of 2,268,204 shares of Common Stock, 2,268,204 Subscribed Series A Rights at an exercise price of $5.00 per share and 2,268,204 Subscribed Series B Rights at an exercise price of $6.00 per share, and

●	on a pro forma as-adjusted basis to reflect the issuance and sale of 2,230,000 shares of Common Stock in this offering for the offer and sale of the Units, at an offering price of $4.055 per Unit, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2025
	Actual	Pro Forma	Pro Forma As Adjusted

Shareholders’ Equity:
Common Stock (500,000,000 shares authorized, 20,626,595 shares issued outstanding on actual basis, 22,951,299 shares outstanding on a proforma basis, and 25,181,299 shares outstanding on a pro forma as-adjusted basis)	$20,626	$22,951	$25,181
Additional paid-in capital	60,610,635	68,876,175	77,233,308
Accumulated deficit	(24,812,646)	(24,951,246)	(24,951,246)
Total Shareholders’ Equity	35,818,615	43,947,880	52,307,243
Total Capitalization	$47,239,387	$55,368,652	$63,728,015

The foregoing table is based on 20,626,595 shares of Common Stock outstanding as of September 30, 2025 and excludes the following:

●	1,274,625 shares of Common Stock issuable upon exercise of stock options granted under the Equity Plan which are outstanding as of September 30, 2025 and subject to vesting and of which have a weighted-average exercise price of $2.30;
●	718,392 shares of Common Stock reserved for future issuance under the Equity Plan as of September 30, 2025;
●	3,296,942 shares of Common Stock issuable upon the exercise of the warrants outstanding as of September 30, 2025, at a weighted average exercise price of $7.83 per share;
●	2,268,204 shares of Common Stock issuable upon exercise of Subscribed Series A Rights, at an exercise price of $5.00;
●	2,268,204 shares of Common Stock issuable upon exercise of Subscribed Series B Rights, at an exercise price of $6.00; and
●	up to 4,460,000 shares of Common Stock issuable upon exercise of the Series Rights offered in this offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options, warrants, Subscribed Series Rights as described above, and no exercise of the Series Rights offered and sold in this offering pursuant to this prospectus supplement and the accompanying prospectus.

S-16

DILUTION

Our net tangible book value on September 30, 2025 was approximately $17,556,694 or $0.851 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of our outstanding Common Stock.

After giving effect to the issuance of (i) exercise of 11,500 stock options at various exercise prices ranging from $1.92 to $1.96 per share, resulting in total proceeds of $22,120, (ii) 45,000 shares of Common Stock issued to independent directors as compensation for services valued at $3.08 per share; and (iii) in connection with the Rights Offering 2,268,204 Units at $4.00 per Unit, which resulted in the issuance of 2,268,204 shares of Common Stock, 2,268,204 Subscribed Series A Rights at an exercise price of $5.00 per share and 2,268,204 Subscribed Series B Rights at an exercise price of $6.00 per share, our pro forma net tangible book value as of September 30, 2025 would have been approximately $25,769,959, or $1.119 per share.

After giving effect to the sale of 2,230,000 Units in this offering, at an offering price of $4.055 per share, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our pro forma as-adjusted net tangible book value as of September 30, 2025 would have been approximately $34,220,050, or $1.352 per share. This represents an immediate increase in net tangible book value of $0.233 per share to our existing shareholders and an immediate dilution of $2.703 per share to the investors participating in this offering.

The following table illustrated this per-share dilution of our Common Stock:

Offering price per share		$4.055
Net tangible book value per share as of September 30, 2025	$0.851
Pro forma net tangible book value per share as of September 30, 2025	1.119
Increase to pro forma net tangible book value per share attributable to this offering	$0.233
Pro forma as-adjusted net tangible book value per share after this offering		$1.352
Dilution per share to new investors in this offering		$(2.703)

The foregoing table is based on 20,626,595 shares of Common Stock outstanding as of September 30, 2025 and excludes the following:

●	1,274,625 shares of Common Stock issuable upon exercise of stock options granted under the Equity Plan which are outstanding as of September 30, 2025 and subject to vesting and of which have a weighted-average exercise price of $2.30;
●	718,392 shares of Common Stock reserved for future issuance under the Equity Plan as of September 30, 2025;
●	3,296,942 shares of Common Stock issuable upon the exercise of the warrants outstanding as of September 30, 2025, at a weighted average exercise price of $7.83 per share;
●	2,268,204 shares of Common Stock issuable upon exercise of Subscribed Series A Rights, at an exercise price of $5.00;
●	2,268,204 shares of Common Stock issuable upon exercise of Subscribed Series B Rights, at an exercise price of $6.00; and
●	up to 4,460,000 shares of Common Stock issuable upon exercise of the Series Rights offered in this offering.

 Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options, warrants, Subscribed Series Rights as described above, and no exercise of the Series Rights offered and sold in this offering pursuant to this prospectus supplement and the accompanying prospectus.

To the extent that any of the above outstanding options, warrants, Subscribed Series Rights, Series Rights are exercised, or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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PLAN OF DISTRIBUTION

Moody Capital has agreed to act as the exclusive placement agent in connection with this offering, subject to the terms and conditions of a placement agency agreement (the “Placement Agency Agreement”), dated January 26, 2026, by and between us and Moody Capital. The placement agent is not purchasing or selling the Securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of Shares but has agreed to use its reasonable best efforts to arrange for the sale of all of the Securities offered hereby. We have entered into securities purchase agreements (the “Securities Purchase Agreements”) with five institutional investors, pursuant to which we will sell to the investors an aggregate of 2,230,000 Units in this takedown from our shelf registration statement. We have negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of the shares of Common Stock, the subscription price of the Unit Subscription Rights and the exercise price of the Subscribed Series Rights offered and sold in connection with the Rights Offering, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the Securities Purchase Agreements directly with the investors on January 26, 2026, and we will only sell to the investors who have entered into a Securities Purchase Agreement. We expect to deliver the Units being offered pursuant to this prospectus supplement and the accompanying prospectus on or about January 27, 2026, subject to customary closing conditions.

We have agreed to pay the placement agent a placement agent fee equal to 6.0% of the gross proceeds of this offering, which includes proceeds from the sale of the Units and exercise of the Series Rights. We have also agreed to reimburse the placement agent up to $15,000 in accountable expenses, including the placement agent’s legal counsel’s fees.

The following table shows per Unit and total placement agent fees we will pay to the placement agent in connection with the sale of the Units pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the Units offered hereby:

	Per Unit	Total
Unit Offering Price	$4.055	$9,042,650
Placement Agent Fees	$0.243	$542,559
Proceeds to us, before expenses	$3.812	$8,500,091

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from the sale of the Units to be approximately $8,450,091.

Lock-Up Agreements

Our directors and executive officers have agreed for a period of 60 days, after the date of the closing of the offering, subject to certain exceptions, not to directly or indirectly offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock of the Company.

Securities Issuance Standstill

We have agreed, for a period of 60 days after the closing of this offering, that neither our Company nor any of our subsidiaries will issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement, or amendment or supplement thereto, with the SEC, other than a prospectus filed with the SEC pursuant to Rule 424(b) in connection with this offering, a prospectus amendment or supplement, if any, in connection with the prior registration of common stock underlying outstanding warrants as of the date hereof, or a registration statement on Form S-8 in connection with any employee benefit plan, subject to certain exceptions in the Securities Purchase Agreement and Placement Agency Agreement.

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In addition, we have also agreed not to enter into any “variable rate transactions,” as described in the Securities Purchase Agreement, for 60 days following the closing of this offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities and to reimburse the placement agent related fees and expenses that may be incurred by the placement agent in investigating, preparing, pursuing, or defending actions related to such civil liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the shares of Common Stock sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Common Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

In connection with the Rights Offering, the Company entered into a Dealer Manager Agreement. Pursuant to the Dealer Manager Agreement, the Company agreed to pay Moody Capital a cash fee equal to 7.0% of the proceeds of the Rights Offering from the exercise of the Unit Subscription Rights and the Subscribed Series Rights; provided however, if the aggregate subscription proceeds equal more than $10 million but less than $20 million, the Company agreed to pay Moody Capital a cash fee equal to 6.0%; provided further, if the aggregate subscription proceeds equal less than $10 million, the Company agreed to pay Moody Capital a cash fee equal to 5.0%. The Company also paid Moody Capital an out-of-pocket accountable expense allowance of $35,000. On January 14, 2026, the Company closed on the Unit Subscription Rights (the “Closing”), which expired on January 9, 2026. The Company received approximately $9,072,816 from the exercise of the Unit Subscription Rights, which consisted of 1,247,086 basic subscriptions and 1,021,118 over-subscriptions, for an aggregate of 2,268,204 Units.

All gross proceeds received by the Company from (i) the sale of Units in this offering and (ii) all gross proceeds received by the Company from any exercise of the Unit Subscription Rights and the Subscribed Series Rights (the “Combined Proceeds”) will be included in the definition of “Aggregate Exercise Price” solely for purposes of determining the applicable cash fee percentage under Section 6(a) of the Dealer Manager Agreement. In addition, the Company’s compensation obligations with respect to the Combined Proceeds will be determined under Section 6(a) (as modified by Section 1(d) of the Placement Agency Agreement); provided that (A) any cash fees actually paid to the Placement Agent under Section 1(a) of the Placement Agency Agreement with respect to the Combined Proceeds (the “PAA Cash Fees”) will be credited dollar-for-dollar against the cash fee otherwise payable under Section 6(a) of the Dealer Manager Agreement with respect to the Combined Proceeds (the “DMA Cash Fee”), and (B) the Company will pay to the Placement Agent any positive difference between the DMA Cash Fee and the PAA Cash Fees (the “True-Up Amount”). In no event will the Company be required to pay duplicate cash fees under both the Placement Agency Agreement and the Dealer Manager Agreement with respect to the same Combined Proceeds. Approximately $90,728 of the offering expenses related to this offering is attributed to the True-Up Amount.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations with respect to the receipt and exercise (or expiration) of the Series Rights, and of the ownership and disposition of shares of Common Stock acquired upon exercise of such rights, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Series Rights or shares of Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt or exercise of the exercise of Series Rights acquired through this offering nor the acquisition, ownership or disposition of Common Stock acquired upon exercise of any such rights.

This discussion is limited to stockholders that hold the Series Rights and shares of Common Stock, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax (including the alternative minimum tax imposed on corporations with respect to financial statement income) or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding the Series Rights or shares of Common Stock as part of a hedge, straddle, wash sale or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell Series Rights or shares of Common Stock under the constructive sale provisions of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Series Rights or shares of Common Stock being included in an “applicable financial statement” (as defined in the Code);

●	persons for whom our capital stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive the Series Rights or shares of Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If a holder is treated as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

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THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF UNIT SUBSCRIPTION RIGHTS AND SERIES RIGHTS AND THE SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF SUCH RIGHTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Common Stock, the Series Rights, or shares of Common Stock acquired upon exercise of the Series Rights, as the case may be, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (a) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (b) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Exercise or Expiration of the Series Rights

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Series Right for its exercise price. A U.S. holder’s tax basis in a share of Common Stock received upon exercise of the Series Rights will be equal to the sum of (1) the U.S. holder’s tax basis in the Series Rights exchanged therefor and (2) the exercise price of such Series Rights. A U.S. holder’s holding period for a share of Common Stock acquired upon exercise of any Series Rights will begin on the date of exercise.

If a Series Right expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Series Rights. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Series Rights is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Series Rights

If at any time during the period in which a U.S. holder holds Series Rights, we were to pay a taxable dividend to our stockholders and the exercise price of the Series Rights were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Series Rights to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles, notwithstanding the fact that such U.S. holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Series Rights.

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Distributions on Common Stock

We do not anticipate declaring or paying cash dividends to holders of our Common Stock in the foreseeable future. However, if we make distributions of cash or property on Common Stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A corporate U.S. holder receiving a dividend may be eligible to claim a dividend received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described in the section immediately below relating to the sale or disposition of Common Stock.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other disposition of Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in Common Stock. A U.S. holder’s adjusted tax basis in Common Stock generally will equal its initial tax basis in Common Stock reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax (the “Medicare Tax”) will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, with “modified adjusted gross income” in excess of threshold amounts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. U.S. Holders should consult their tax advisor about the Medicare Tax.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments or receives proceeds from the sale or other taxable disposition of shares of Common Stock acquired through exercise of the Series Rights. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such U.S. holder:

●	fails to furnish such U.S. holder’s taxpayer identification number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that such U.S. holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that such U.S. holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that such U.S. holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

S-22

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of shares of Common Stock and the Series Rights, or shares of Common Stock acquired upon exercise of the Series Rights, as the case may be, that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Exercise of the Series Rights

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of the Series Rights into shares of Common Stock.

Constructive Dividends on Series Rights

If at any time during the period in which a non-U.S. holder holds Series Rights we were to pay a taxable dividend to our stockholders and the exercise price of the Series Rights were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, notwithstanding the fact that such non-U.S. holder will not receive a cash payment, and treated as set forth below in “—Distributions on Common Stock”. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Series Rights.

Distributions on Common Stock

We do not anticipate declaring or paying cash dividends to holders of our Common Stock in the foreseeable future. However, if we make distributions of cash or property on Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of Common Stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Common Stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming in the future a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

A non-U.S. holder will not be subject to backup withholding with respect to distributions on Common Stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a United States person and such non-U.S. holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or other applicable certification. Information returns generally will be filed with the IRS, however, in connection with any distributions (including deemed distributions) made on Series Rights and Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our rights or Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their receipt, ownership, and exercise of the Series A Rights and Series B Rights and the ownership and disposition of shares of our Common Stock acquired upon exercise of Series A Rights and Series B Rights.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Lewis Brisbois Bisgaard & Smith, LLP, San Francisco, California. Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, is acting as counsel to the placement agent in connection with this offering.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 have been included in the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

AMPLITECH GROUP, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

Rights

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. We may also offer common stock upon conversion of preferred stock, or common stock, or preferred stock upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “AMPG” and “AMPGW” respectively. The last reported sale price of our common stock on the Nasdaq Capital Market on July 18, 2025, was $2.86 per share. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

As of the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates is approximately $51,516,230, which is calculated based on 20,573,595 shares of outstanding common stock, of which 17,582,331 shares are held by non-affiliates, and a per share price of $2.93, which was the closing price of our common stock on July 17, 2025, which is the highest closing sale price of our common stock on Nasdaq Capital Market within the prior sixty (60) days of the filing of this Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to shelf registration statements, including the registration statement of which this prospectus is a part, with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12 month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. In the event that subsequent to the effective date of the registration statement of which this prospectus is a part, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to the registration statement of which this prospectus is a part. We have sold an aggregate of approximately $13,827,802 shares of common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will, to the extent required, provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We may only offer to sell, and seek offers to buy, any securities in jurisdictions where offers and sales are permitted. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “AmpliTech,” the “Company,” “we,” “us,” “our” or similar references to refer to AmpliTech Group, Inc. together with any subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, over the internet at the SEC’s web site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act of 1934, as amended, or the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at www.amplitechinc.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 31, 2025);

●	our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2025, March 24, 2025, March 31, 2025, and April 30, 2025;

●	our Form 8-A12B, filed with the SEC on February 16, 2021; and

●	the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on March 31, 2025).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus, including the documents incorporated by reference herein, and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

AmpliTech Group, Inc.

AmpliTech Group Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center (“AGMDC”) and AmpliTech Group True G Speed Services (“AGTGSS”).

AmpliTech, Inc. designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

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On December 15, 2021, we acquired substantially all of the assets of Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquartered in San Jose, CA.

In 2021, the Company opened AGMDC, a monolithic microwave integrated circuits (“MMIC”) chip design center, in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

In August 2022, we formed our AGTGSS division to enable “true G speeds” to the industry. AGTGSS’ main function will be to plan and configure 5G radio systems and make them O-RAN compliant. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, as amended by that certain amendment dated April 15, 2025, with Titan Crest, LLC, a Delaware limited liability company (“Titan”), and its affiliate, to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products).

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products, cryogenic amplifiers and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Our Corporate History and Structure

AmpliTech Group Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s common stock to the stockholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling stockholders owned 60,000 shares of the outstanding 893,750 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

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On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation, a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

On February 17, 2021, AmpliTech Group Inc.’s common stock and warrants commenced trading on NASDAQ under the symbols “AMPG” and “AMPGW,” respectively. A reverse split of the outstanding common stock at a 1-for-20 ratio became effective February 17, 2021, as of 12:01 a.m., Eastern Time. All share amounts have been retroactively re-stated to reflect the reverse split.

On November 19, 2021, AmpliTech Group, Inc. entered into an Asset Purchase Agreement with SSM, pursuant to which AmpliTech would acquire substantially all of the assets of SSM. SSM, located in Silicon Valley (San Jose, CA), was a global authorized distributor of IC packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements. The acquisition was completed on December 15, 2021.

In 2021, the Company opened a MMIC chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to a wider base of customers requiring high technology in smaller packages.

In August 2022, our AGTGSS division was founded to serve and provide complete system integration and ORAN compliant O-RU’s (Radio Units) for telcos, enabling the industry to access ‘True 5G Speeds’. AGTGSS provides Managed Services, Cyber Security, Cloud Services, Data Sciences and Telco Cloud Services. AGTGSS will also be providing full installation of Private 5G Networks (P5G), which includes the deployment of AmpliTech Group developed radio units. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, as amended by that certain amendment dated April 15, 2025, with Titan, and its affiliate, to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products). The aggregate purchase price for the assets is $8,000,000, which consists of $4,000,000 in cash and $4,000,000 in restricted shares of common stock of which the first $3,500,000 in cash was paid and $1,500,000 in restricted common stock was issued on April 24, 2025. The remaining $500,000 in cash to be paid and $2,500,000 in shares of restricted common stock will be issued to Titan upon the transfer of the 5G ORAN radio products’ technology and intellectual property rights by Titan to the Company. The second milestone is expected to be achieved towards the end of the year 2025.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recent second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recent second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.001 per share, and blank check preferred stock, par value $0.001 per share, as well as certain provisions of our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of blank check preferred stock, $0.001 par value per share. As of July 22, 2025, there are 20,573,595 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There is no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The Board generally will be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as is determined by the Board, which may include, among others, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange and with such adjustments, if any; or (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock.

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Our stockholders have granted the Board authority to issue the preferred stock and to determine the rights and preferences of the preferred stock in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if applicable;

●	the provisions for a sinking fund, if applicable;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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Anti-Takeover Effects of Some Provisions of Nevada Law

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our Company.

Transactions with Interested Stockholders. The NRS prohibits a publicly traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

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Listing

Our common stock and Public Warrants are traded on Nasdaq under the symbol “AMPG” and “AMPGW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Public Warrants is VStock Transfer LLC.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The warrants may also be in the form of pre-funded warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;

●	the aggregate number of such warrants offered;

●	the price or prices at which such warrants will be issued;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the warrants;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	if applicable, a discussion of certain federal United States income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent, if any, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	any conditions to completing the Rights Offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock, preferred stock, warrants to purchase common stock or any combination of such securities. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of an agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of such agreement and the unit certificate, if applicable, relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

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If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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The underwriters, dealers and agents may engage in transactions with us, or provide services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Lewis Brisbois Bisgaard & Smith LLP.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 have been included in the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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2,230,000 Units

Each Unit Consisting of One Share of Common Stock,

One Series A Right, and One Series B Right;

up to 2,230,000 Shares of Common Stock

and up to 4,460,000 Shares of Common Stock Issuable Upon Exercise of

the Series A Rights and Series B Rights;

up to a Total of 6,690,000 Shares of Common

Stock in the Aggregate

Placement Agent

PROSPECTUS SUPPLEMENT

January 26, 2026